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                                                                    EXHIBIT 23.2



            CONSENT OF MAULDIN & JENKINS, LLC, INDEPENDENT AUDITORS


We hereby consent to the use in this Registration Statement on Form S-4 Amendment Number 1 of our report dated August 5, 1997, except for Note 10 as to which the date is March 18, 1998, relating to the consolidated financial statements of Addison Structural Services, Inc. and Subsidiaries as of June 30, 1997 and for each of the years in the three year period ended June 30, 1997. We also consent to the reference of our Firm under the caption "Experts" in the Prospectus.


                                             /s/ MAULDIN & JENKINS, LLC


Albany, Georgia
July 21, 1998